Exhibit 10.1


                         License and Services Agreement

         This License and Services Agreement (this "Agreement") is entered into as of the 24th day of September 2002 (the "Effective Date"), by and among Sutton Trading Solutions, Inc., a publicly traded Nevada corporation ("STS"), Sutton Online, Inc., a Delaware corporation and wholly owned subsidiary of STS ("SOL"), Sutton Data Services, s.r.o., a Czech corporation and [wholly owned] subsidiary of STS ("SDS"), Radek Hulan ("Hulan") and Tiburon Management Limited ("Tiburon" or with SOL, STS and Hulan, collectively, the "Parties").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, STS, SOL and Tiburon are parties to a Subscription Agreement dated December 31, 2001 (the "Subscription Agreement") wherein Tiburon subscribed to purchase an aggregate of 2,600,000 units (collectively, "Units") of STS and SOL which included, among other things, 2,600,000 shares of SOL's Series A Preferred Stock (the "Preferred Stock"); and

         WHEREAS, pursuant to the terms of the Subscription Agreement, SOL issued, and Tiburon paid for, 2,600,000 shares of the Preferred Stock; and

         WHEREAS, STS owns, or has rights through it subsidiaries SOL and/or SDS to license, GlobalDAT(TM), SOL's proprietary Direct Access software platform (the "System"); and

         WHEREAS, SOL currently lacks the resources to complete the development, commercialization and marketing of the System ("System Completion Activities"); and

         WHEREAS, Tiburon has the resources and is willing to perform the System Completion Activities; and

         WHEREAS, Hulan is the Chief Executive Officer of SDS and has the know-how and experience to assist Tiburon in such activities; and

         WHEREAS, the Parties hereto desire to set forth by this Agreement the manner in which the System Completion Activities will be performed.

         NOW, THEREFORE, in exchange for the mutual promises and agreements contained herein, and other good and valuable consideration, the Parties to this Agreement hereby agree as follows:

                  1. Grant of License. SOL grants Tiburon a personal, perpetual, and exclusive license to use the System subject to the terms of this Agreement, which license shall continue until terminated pursuant to the terms hereof. The System is deemed to include any and all developments, software codes, API's, multimedia work and/or other programs produced, collaborated, invented or otherwise developed by any of the Parties and/or any of their agents, employees, contractors or representatives, whether know or unknown including, but not limited to the Global DAT software.


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

                  2. Scope of License. Tiburon may use the System for its own internal use and for the purpose of performing the System Completion Activities. In connection therewith, Tiburon shall use its best efforts to complete the development, commercialization and marketing of the System. The System shall be delivered in its "as is" condition with no express or implied warranties. It being clearly understood that the System in its current form is not ready for market.

                  3. Transfer of Equipment. In consideration of $15,000 and other good and valuable consideration, STS hereby transfers and conveys to Tiburon all the rights, title and interest of STS to certain hardware and equipment set forth on Schedule A (the "Equipment") necessary to perform the System Completion Activities;

                  4. Condition of Equipment. It is expressly understood and agreed among the Parties that the Equipment is delivered "as is" and that some or all of the Equipment may be leased and/or subject to liens or other rights of third parties.

                  5. Services to be Performed by Tiburon. Tiburon shall use its best efforts to complete the development, commercialization and marketing of the System. Such efforts include, but are not limited to the installation of hardware and software in an environment that will provide for access to the System via the internet for maintenance, demonstrations to potential purchasers, and future development.

                  6. Distribution of Proceeds. In the event Tiburon enters into any agreements to distribute or sublicense the System ("System Sublicenses"), the fees paid to Tiburon pursuant to such Sublicenses shall be distributed as follow:

                  Amount of Fee                 % to Tiburon       % to Sutton
                  -------------                 ------------       -----------
                  $1.00 - $500,000                   90%                10%
                  $500,001 - $800,000                75%                25%
                  $800,001 - $1,200,000              60%                40%
                  $1,200,001 or greater              25%                75%

                  7. Services to be Performed by Hulan. Hulan agrees to use his best efforts to facilitate the delivery of the System to Tiburon as contemplated hereunder and to work to develop the System to make it marketable to third parties.

                  8. Compensation to Hulan. In the event Tiburon enters into any System Sublicenses during the term hereof, Tiburon agrees to pay Hulan from Tiburon's share of the Sublicense fee as follows: (i) an amount equal to 20% of the fee (not to exceed $250,000); or (ii) in the event Hulan introduces Tiburon to the sublicense, an amount equal to 30% of the Sublicense fee (not to exceed $400,000).

                  9. Releases. In consideration of the foregoing, Hulan and SDS hereby releases the Company, SOL and their respective officers, directors, agents and representatives from any and all financial or contractual obligations any of them my have had to Hulan up to the date hereof.

                  10. Headings. The descriptive headings used herein are intended for reference only and shall not affect the construction or interpretation of this Agreement.

                  11. Severability. If any provision of this Agreement or the application thereof to any party or circumstances shall, to any extent, now or hereafter be or become invalid or unenforceable, the remainder of this Agreement shall not be affected thereby and every other provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. In addition, in the event this Agreement is not signed by all the Parties, the remaining Parties agree to be contractually bound to each other with respect to the promises and agreements affecting the signing Parties.

                  12. Dispute Resolution. Any dispute between the Parties arising under or relating to this Agreement shall be submitted to binding arbitration in New York.

                  13. Miscellaneous. This Agreement: (i) shall be governed by and construed in accordance with the laws of the State of New York; (ii) supercedes , to the extent it purports to be inconsistent with, any written or verbal agreement between any of the Parties with respect to the subject matter contained herein; (iii) may not be amended unless in a writing executed by all the Parties; and (iv) may be executed in counterparts which, taken together, shall constitute a binding agreement on all the Parties.

                  The Parties certify by their undersigned authorized representatives that they have read this Agreement and agree to be bound by its terms and conditions.

Tiburon Management Limited

By: /s/ VINCENT MONTAGNA
    ---------------------------
Title:  Managing Partner


Sutton Online, Inc.                         Sutton Trading Solutions, Inc.

By: /s/ GREGORY C. FRANK                    By: /s/ JONATHAN SIEGEL
    ---------------------------                 ---------------------------
Title:  President                           Title: Chief Executive Officer


Radek Hulan                                 Sutton Data Services, s.r.o.

-------------------------------             By:
                                                ---------------------------
                                            Title:
                                                   ------------------------


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

                                   Schedule A
                                   ----------


            COMPONENT                          SERIAL #                QUANTITY
            ---------                          --------                --------

         Mag 19" Monitor                                                   6
         NEC 19" Monitor                                                  11
        Dell 19" Monitor                                                   1
       Futura 19" Monitor                                                  2


           APC 200 UPS                                                     3
         APC 700 xl UPS                                                    1
    Trip Lite Smart 2200 UPS                                               6
        APC Battery Pack                                                   3
          APC 2200 UPS                                                     1



    Box of misc. Power Cords                                               1
        Belkin Omniviews                                                   6
    Box of misc. Patch Cables                                              1
   Visual Networks Wan devise                                              1
        Cisco 1600 Router                                                  1
 Westpost Research Data Reciever                                           1
         Telebit Router                                                    2

   3Com SUperStack II 24 Port              060172NV34325B8,                6
                                           060172NV367E298,
                                           040072NV25B8098,
                                           050072NV2B40A38,
                                           030072NV17E84F8,
                                           03007NV213E478

   3Com SUperStack II 12 Port               KXWV0CC67AF,                   5
                                            KXW5008723,
                                            KXWS0086E2,
                                            KXW5009DBC,
                                            KXW5009DAC

 HP Surestore DLC 70 Tape Writer                                           1

      NU design SCSI Drive                                                 1

       Cisco 3620 Routers                  JAB051481V7,                    5
                                           JAB0402803T,
                                           JAB051481TP,
                                           JAB04428CBV,
                                           JAB033951EV

       Cisco 1900 Routers                  00055ECC2640,                   2
                                           00055EFD2CC0

       Cisco 2600 Routers                  JAB0437858A,                    6
                                           JAB0445862P,
                                           JAB035280NP,
                                           SNN030301TX,
                                           JMX0528K4DM,
                                           JMX0528K4DN


       HP Laserjet 4500 N                                                  1
         Toner Cartridge                                                   1

       NU Drive SCSI array                                                 1

      Sun Netra XI Servers                  CL15202809                     5

     Compaq Proliant Servers                                               2

       Slimline 1U Servers             2000071022, 2000071024,            17
                                       2000090105, 2000082225,
                                       2000120112, 2000082224,
                                       2001030080, 2000071025,
                                       2000071037, 2000071039,
                                       2000071018, 2000071020,
                                       2000071031, 2000071021,
                                       2000071035, 2000071033,
                                              2000071055


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